Exhibit 99.2

Six3 Systems Holdings II, Inc.

Six3 Systems Holdings II, Inc.

Condensed Consolidated Balance Sheet

(In Thousands, Except Share and Per Share Amounts)

(Unaudited) September 30, 2013
Assets
Current assets:
Cash and cash equivalents	$20,201
Accounts receivable, net	68,764
Deferred tax assets	6,300
Prepaid expenses and other current assets	4,074

Total current assets	99,339

Property and equipment, net	8,024
Intangible assets, net	19,158
Goodwill	201,763
Other assets	1,317

Total assets	$329,601

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,973
Accrued compensation and benefits	36,757
Other accrued expenses	21,684
Billings in excess of revenue recognized	10,412
Current portion of long-term debt	2,400

Total current liabilities	77,226

Long-term debt, net of current portion	230,335
Deferred tax liabilities	7,896

Total liabilities	315,457

Shareholders’ equity:
Senior common stock, $0.01 par value, 500,000 shares authorized; 12,729 shares issued and outstanding	—
Senior Class F common stock, $0.01 par value, 50,000 shares authorized; 10,000 shares issued and outstanding	—
Class A common stock, $0.01 par value, 80,000,000 shares authorized; 73,461,352 shares issued and outstanding	735
Retained earnings	13,409

Total shareholders’ equity	14,144

Total liabilities and shareholders’ equity	$329,601

See accompanying notes.

Six3 Systems Holdings II, Inc.

Condensed Consolidated Statements of Operations

(In Thousands)

	(Unaudited) Nine months ended September 30,
	2013	2012

Revenue	$355,383	$291,480
Operating costs and expenses:
Cost of revenue	259,694	213,530
Selling, general, and administrative expenses	46,809	40,323
Depreciation and amortization	7,353	7,469

Total operating costs and expenses	313,856	261,322

Income from operations	41,527	30,158

Other expense:
Other income	99	3
Interest expense, net	(14,177)	(6,071)

Income before income taxes	27,449	24,090
Provision for income taxes	10,157	9,825

Net income	$17,292	$14,265

See accompanying notes.

Six3 Systems Holdings II, Inc.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

	(Unaudited) Nine months ended September 30,
	2013	2012

Operating activities
Net income	$17,292	$14,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,084	1,599
Amortization of intangibles	5,269	5,870
Amortization of deferred financing costs	1,018	607
Deferred taxes	(265)	(4,211)
Stock-based compensation expense	360	332
Payment of contingent consideration	(1,617)	(5,542)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(4,655)	8,453
Prepaid expenses and other assets	2,478	(215)
Accounts payable	(682)	(5,020)
Accrued compensation and benefits	390	6,509
Accrued expenses	7,303	7,470
Billings in excess of revenue recognized	(3,802)	4,689

Net cash provided by operating activities	25,173	34,806

Investing activities
Purchases of property and equipment	(2,537)	(3,026)
Acquisitions, net of cash received	—	(32,388)

Net cash used in investing activities	(2,537)	(35,414)

Financing activities
Proceeds from 2012 and 2011 senior secured credit facilities	10,000	30,000
Repayments under senior secured credit facilities	(11,800)	(6,163)
Distribution to Parent	(15,000)	—
Repurchase of common units	—	(24)
Stock option exercises	54	—
Payment of contingent consideration	(3,883)	(8,958)

Net cash (used in) provided by financing activities	(20,629)	14,855

Increase in cash and cash equivalents	2,007	14,247
Cash and cash equivalents, beginning of period	18,194	14,370

Cash and cash equivalents, end of period	$20,201	$28,617

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$13,055	$5,200

Income taxes	$8,549	$8,603

Noncash:
Landlord financed leasehold improvements	$—	$525

See accompanying notes.

Six3 Systems Holdings II, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2013 and 2012

1. Organization and Business Overview

Six3 Systems Holdings II, Inc. (Six3 or the Company) provides highly strategic and differentiated intelligence solutions to U.S. government agencies in support of the nation’s highest national security priorities. The Company provides subject matter expertise and strategic services and solutions in the areas of Intelligence Surveillance and Reconnaissance (ISR), Cyber Security (Cyber), and Intelligence Operations (IO) support. Six3 supports its customers’ missions around the world with operational, technical, analytical, and training personnel stationed both domestically and internationally. The Company is headquartered in Sterling, Virginia. Six3’s primary customer is the U.S. government.

The Company was formed on July 7, 2009. The Company is a subsidiary of Six3 Systems Holdings, LLC (Parent). The operations of the Company are performed in its only subsidiary, Six3 Systems, Inc. All intercompany balances and transactions have been eliminated in consolidation.

2. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted in the consolidated financial statements. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012 included in Exhibit 99.3 of this Current Report on Form 8-K/A.

The unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 30, 2013 and its results of operations and cash flows for the nine months ended September 30, 2013 and 2012. The results of the nine month period ended September 30, 2013 are not necessarily indicative of the results to be expected for any other interim period or for any other future year.

Six3 Systems Holdings II, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

3. Acquisitions

Ticom Geomatics, Inc.

On April 19, 2012, the Company acquired all of the shares of Ticom Geomatics, Inc. (Ticom Geomatics) for approximately $40.5 million in a transaction accounted for as a purchase business combination. Ticom Geomatics provides precision geolocation and ISR systems and services primarily to U.S. government agencies. The aggregate consideration included $36.6 million of cash paid to sellers, $3.9 million representing the original fair value of contingent consideration, and approximately $0.7 million paid by the Company based on the final determination of the Ticom Geomatics working capital. The Company acquired Ticom Geomatics to expand its government services offerings. Ticom Geomatics’ results of operations have been included in the accompanying consolidated financial statements from the date of its acquisition.

The Company incurred approximately $0.9 million in transaction costs associated with the acquisition, of which $0.6 million is included within other expenses in the accompanying consolidated statements of operations for the nine months ended September 30, 2012.

The agreement provided for the Company to pay up to $10.0 million if certain revenue and earnings targets for 2012 were met. The purchase agreement specifies that 55% of the contingent consideration will be paid to the founding shareholders and the remaining 45% will be paid to employees provided they remain employed with the Company through April 2013. The 2012 revenue and earnings targets were fully met.

The Company’s acquisition date estimate of the portion of the contingent consideration to be paid to the shareholders was included in the purchase consideration with a corresponding contingent consideration liability of $3.9 million. The revaluation of this contingent consideration liability to $4.8 million at September 30, 2012 resulted in expense of $0.9 million, which was recorded within other expense in the accompanying statements of operations.

The portion of the contingent consideration to be paid to employees is based on a service condition and is being recognized as compensation expense over the requisite service period. For the nine months ended September 30, 2013 and 2012, the Company recognized $1.3 million and $2.1 million, respectively, of compensation expense within selling, general, and administration expense in the accompanying statements of operations. All contingent consideration was paid in May 2013.

The Company allocated the purchase price based upon the fair values of the assets acquired and the liabilities assumed.

Six3 Systems Holdings II, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

3. Acquisitions (continued)

The purchase consideration has been allocated as follows (dollars in thousands):

Cash	$4,263
Accounts receivable	11,148
Other assets	232
Property and equipment	1,170
Customer relationships	5,940
Goodwill	32,324
Net deferred taxes	(1,387)
Accounts payable and accrued expenses	(13,155)

$40,535

The Company deposited $3.0 million into an escrow account (the Indemnification Escrow Account) to secure the sellers’ indemnification obligations related to Ticom Geomatics. The balance in the Indemnification Escrow Account was distributed to the sellers in October 2013.

4. Intangible Assets, net

Intangible assets consist of the following (dollars in thousands):

September 30, 2013
Customer relationships	$50,275
Noncompete agreements	1,885
Trademarks	1,000

Total intangible assets	53,160
Less accumulated amortization	(34,002)

Total intangible assets, net	$19,158

Six3 Systems Holdings II, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

4. Intangible Assets, net (continued)

Amortization expense for the nine months ended September 30, 2013 and 2012, was $5.3 million and $5.9 million, respectively. Accumulated amortization as of September 30, 2013, for customer relationships was $31.3 million. Future expected amortization of intangibles will be recognized over a weighted-average period of 5.0 years. Future amortization as of September 30, 2013 is as follows (dollars in thousands):

2013 (3 months)	$1,757
2014	5,366
2015	4,327
2016	3,517
2017	2,859
Thereafter	1,332

Total	$19,158

5. Long-Term Debt, Net of Current Portion

Long-term debt, net of current portion as of September 30, 2013 consists of the following (dollars in thousands):

2012 Senior Secured Credit Facility, net of discount of $5,465	$232,735
Less current portion	(2,400)

Long-term debt, net of current portion	$230,335

Senior Secured Credit Facilities

October 2012 Senior Secured Credit Facility

In October 2012, the Company entered into a $280.0 million credit agreement (the 2012 Senior Secured Credit Facility) with a syndicate of commercial lenders to refinance the existing 2011 Senior Secured Credit Facility and fund a liquidating dividend to the Senior Common Stock, Senior Class F Common Stock, and Class A Common Stock holders. The 2012 Senior Secured Credit Facility consists of a revolving line of credit, which permits borrowings and issuances of letters of credit of up to $40.0 million (Revolving Credit Facility), and a $240.0 million term loan facility (the Term Loan). The Revolving Credit Facility matures October 4, 2017, and the Term Loan matures October 4, 2019. The available borrowings on the Revolving Credit Facility as of September 30, 2013 are approximately $39.9 million.

Six3 Systems Holdings II, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

5. Long-Term Debt, Net of Current Portion (continued)

As of September 30, 2013, the Company had no outstanding borrowings on the Revolving Credit Facility. The Company had $0.1 million in outstanding letters of credit under the Revolving Credit Facility related to its leased facility in McLean, Virginia.

Interest is charged on borrowings under the Revolving Credit Facility, at the Company’s option, at a rate based on 1) the British Bankers Association LIBOR Rate in dollars or 2) a rate that is the higher of the prime rate or the federal funds rate plus 50 basis points, in each case plus an applicable margin that varies depending upon the Company’s consolidated leverage ratio, as defined in the 2012 Senior Secured Credit Facility. Interest is charged on borrowings under the Term Loan, at the Company’s option, at a rate based on 1) the greater of 1.25% or the British Bankers Association LIBOR Rate in dollars or 2) a rate that is higher of the prime rate or federal funds rate plus 50 basis points, in each case plus the applicable margin, as defined in the 2012 Senior Secured Credit Facility. As of September 30, 2013, interest is charged on the Term Loan at 7.0%. Quarterly principal payments of $0.6 million are required on the Term Loan with all remaining outstanding amounts coming due on October 4, 2019.

The obligations under the 2012 Senior Secured Credit Facility are secured by substantially all of the assets of the Company. The 2012 Senior Secured Credit Facility contains certain restrictive covenants, including, among others, requirements related to operating results and leverage. The Company was in compliance with these covenants as of September 30, 2013.

The Company incurred approximately $6.3 million in costs paid to the lenders in connection with the 2012 Senior Secured Credit Facility, which have been recorded as a discount against the borrowings. In addition, the Company incurred approximately $1.4 million in other deferred financing costs, which are included as assets on the accompanying consolidated balance sheet.

All financing costs are being amortized to interest expense over the term of the 2012 Senior Secured Credit Facility using the effective interest method.

July 2011 Senior Secured Credit Facility

In July 2011, the Company entered into a $140.0 million credit agreement (the 2011 Senior Secured Credit Facility) with a syndicate of commercial lenders to refinance the 2009 Senior Secured Credit Facility and pay off the 2009 Senior Subordinated Loan Agreement. The 2011 Senior Secured Credit Facility was scheduled to mature on December 31, 2014.

Interest was charged on borrowings under the 2011 Senior Secured Credit Facility, at the Company’s option, at a rate based on 1) the greater of 2% or the British Bankers Association LIBOR Rate in dollars or 2) a rate that is the higher of the prime rate or the federal funds rate plus 50 basis points, in each case plus an applicable margin that varies depending upon the Company’s consolidated leverage ratio, as defined.

Six3 Systems Holdings II, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

5. Long-Term Debt, Net of Current Portion (continued)

On October 4, 2012, the Company consummated a recapitalization transaction, which included the refinancing and termination of the Company’s 2011 Senior Secured Credit Agreement, with the proceeds of the borrowings under the Company’s 2012 Senior Secured Credit Agreement. The majority of the lenders in the 2011 Senior Secured Credit Facility were extinguished.

Future Minimum Principal Payments

Future minimum principal payments as of September 30, 2013, are as follows (dollars in thousands):

Twelve months ending September 30
2014	$2,400
2015	2,400
2016	2,400
2017	2,400
2018	2,400
Thereafter	226,200

$238,200

6. Stock Options

In March 2010, the Company adopted its 2010 Stock Incentive Plan (the Plan), which provides for the grant of incentive stock options and nonqualified stock options. Options granted under the Plan vest over a four-year period subject to continued employment of the holder and expire five years from the date of grant. Participants can exercise vested options in the fifth year of the option’s life. Vested options also become exercisable upon the sale of the Company or IPO and in certain other circumstances.

During the nine months ended September 30, 2013, the Company issued 338,500 options to employees. For those issued options, the weighted-average grant date fair value per option was $2.99. For each of the nine month periods ended September 30, 2013 and 2012, the Company recorded stock-based compensation expense related to the options issued to employees of $0.2 million. All issuances of options are grants of incentive stock options.

Six3 Systems Holdings II, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

6. Stock Options (continued)

A summary of the Company’s stock option activity and related information is as follows:

	Options	Weighted- Average Exercise Price

Options outstanding – December 31, 2012	3,098,333	$0.97
Granted	338,500	2.99
Exercised	(107,500)	0.50
Canceled	(224,000)	1.15

Options outstanding – September 30, 2013	3,105,333	$1.19

7. Income Taxes

The Company’s provision for income taxes for the nine months ended September 30, 2013 and 2012 differs from its federal statutory rate of 35% primarily due to nondeductible expense related to contingent consideration agreements, nondeductible transaction costs, and state income taxes and nondeductible expenses arising from stock-based compensation in those periods.

The Company is subject to income taxes in the U.S. and various state jurisdictions. Tax statutes and regulations within each jurisdiction are subject to interpretation and require significant judgment to apply. Tax years related to U.S. federal and various state jurisdictions remain subject to examination for tax periods ended on or after December 31, 2006.

8. Fair Value Measurements

The accounting standard for fair value measurements defines fair value, establishes a market-based framework, or hierarchy for measuring fair value, and expands disclosures about fair value measurements. The standard is applicable whenever assets and liabilities are measured at fair value. The fair value hierarchy established in the standard prioritizes the inputs used in valuation techniques into three levels as follows:

•	Level 1 – Observable inputs – quoted prices in active markets for identical assets and liabilities.

•	Level 2 – Observable inputs other than the quoted prices in active markets for identical assets and liabilities – includes quoted prices for similar instruments, quoted prices for identical or similar instruments in inactive markets, and amounts derived from valuation models where all significant inputs are observable in active markets.

•	Level 3 – Unobservable inputs – includes amounts derived from valuation models where one or more significant inputs are unobservable and relevant assumptions are required.

Six3 Systems Holdings II, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

8. Fair Value Measurements (continued)

The following table summarizes the financial assets measured at fair value on a recurring basis as of September 30, 2013, and the level within the fair value hierarchy:

Contingent consideration:
Prepaid expenses and other current assets – Level 3	$491
Other assets – Level 3	274

The contingent consideration assets relate to future earnings to be generated from the sale of certain contracts. The Company has valued the contingent consideration using unobservable inputs and the Company’s own probability-based market assumptions. The value of the contingent consideration is remeasured each reporting period, and any changes in value are recognized in the Company’s statements of operations for such periods.

9. Commitments and Contingencies

Government Contracting

Substantially all payments to the Company on government cost reimbursable contracts are based on provisional government contracting rates and are subject to adjustment upon audit by certain government audit agencies. Incurred cost audits for the Company, including audits not yet completed or started, are not expected to have a material effect on the Company’s financial position or results of operations, as the Company has accrued its best estimate of any potential disallowances.

10. Subsequent Events

On October 8, 2013, the Company entered into a definitive agreement and plan of merger pursuant to which it agreed to be acquired by CACI International Inc. The transaction closed on November 15, 2013.